EXHIBIT 99.4

RADNOR HOLDINGS CORPORATION

Offer to Exchange

$1,000 in principal amount of

Senior Secured Floating Rate Notes due 2009

that have been registered under

the Securities Act of 1933, as amended

for

each $1,000 in principal amount of

outstanding Senior Secured Floating Rate Notes due 2009

that were issued and sold in a transaction

exempt from registration under

the Securities Act of 1933, as amended

To Securities Dealers, Commercial Banks

Trust Companies and Other Nominees:

Enclosed for your consideration is a prospectus dated                         , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of letter of transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Radnor Holdings Corporation (the “Issuer”) to exchange up to $70,000,000 in aggregate principal amount of its Senior Secured Floating Rate Notes due 2009 that have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”) for up to $70,000,000 in aggregate principal amount of its outstanding Senior Secured Floating Rate Notes due 2009 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Old Notes”).

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1. The Prospectus;

2. A Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

3. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in the Letter of Transmittal);

4. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer;

5. A Notice of Guaranteed Delivery; and

6. A return envelope addressed to Wachovia Bank, National Association, the Exchange Agent.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., Philadelphia time, on                         , 2004 unless extended (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

To tender Old Notes, certificates for Old Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or at (704) 590-7413.

Very truly yours,

RADNOR HOLDINGS CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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